UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 16, 2016

Valero Energy Partners LP

(Exact name of registrant as specified in its charter)

Delaware	1-36232	90-1006559
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

One Valero Way
San Antonio, Texas	78249
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 345-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 16, 2016, Valero Energy Partners LP (the “Partnership”) entered into an Equity Distribution Agreement (the “Equity Distribution Agreement”) by and among the Partnership and Valero Energy Partners GP LLC (the “General Partner”), on the one hand, and Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC and Wells Fargo Securities, LLC (each, a “Manager” and collectively, the “Managers”), on the other hand. Pursuant to the terms of the Equity Distribution Agreement, the Partnership may sell from time to time through the Managers, as the Partnership’s sales agents, the Partnership’s common units (“Common Units”) having an aggregate offering price of up to $350,000,000. The sales, if any, of the Common Units under the Equity Distribution Agreement will be made by means of ordinary brokers’ transactions through the facilities of the NYSE, any other national securities exchange or facility thereof, a trading facility of a national securities association or an alternate trading system, to or through a market maker or directly on or through an electronic communication network, a “dark pool” or any similar market venue, at market prices, in block transactions, or as otherwise as agreed upon by one or more of the sales agents and the Partnership.

Under the terms of the Equity Distribution Agreement, the Partnership may also sell Common Units to one or more of the Managers as principal for such Manager’s own account at a price agreed upon at the time of sale. If the Partnership sells Common Units to one or more of the Managers as principal, the Partnership will enter into a separate agreement with such Manager and the Partnership will describe such agreement in a separate prospectus supplement or pricing supplement.

The offering has been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Partnership’s shelf registration statement on Form S-3 (Registration No. 333-213305), as supplemented by the Prospectus Supplement dated September 16, 2016 relating to the sale of the Common Units (the “Prospectus Supplement”).

The Equity Distribution Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Partnership and the Managers have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. The Partnership expects to use the net proceeds from any sale of the Common Units for general partnership purposes, which may include, among other things, repaying all or a portion of the Partnership’s indebtedness outstanding at the time and funding working capital, capital expenditures or acquisitions.

As more fully described under the caption “Plan of Distribution” in the Prospectus Supplement, from time to time, the Managers and their affiliates have provided, directly or indirectly, investment and commercial banking or financial advisory services to the Partnership and its affiliates, for which they have received customary fees and commissions, and they expect to provide these services to the Partnership and its affiliates in the future, for which they expect to receive customary fees and commissions.

The Equity Distribution Agreement and the above descriptions have been included to provide investors and security holders with information regarding the terms of the Equity Distribution Agreement. They are not intended to provide any other factual information about the Partnership, the General Partner, or their respective subsidiaries, affiliates, businesses or equity holders.

The representations, warranties and covenants contained in the Equity Distribution Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Equity Distribution Agreement; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other as a way of allocating contractual risk between them that differ from those applicable to investors. Moreover, the subject matter of the representations and warranties are subject to more recent developments. Accordingly, investors should be aware that these representations, warranties and covenants or any description thereof alone may not describe the actual state of affairs of the Partnership, General Partner, or their respective subsidiaries, affiliates, businesses or equity holders as of the date they were made or at any other time.

The foregoing description and the description contained in the Prospectus Supplement are not complete and are qualified in their entirety by reference to the full text of the Equity Distribution Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Legal opinions relating to the Common Units are included as Exhibits 5.1 and 8.1 to this Current Report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Equity Distribution Agreement, dated September 16, 2016, by and among Valero Energy Partners LP, Valero Energy Partners GP LLC, Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC and Wells Fargo Securities, LLC.

5.1	Opinion of Baker Botts L.L.P. as to the legality of the securities being registered.

8.1	Opinion of Baker Botts L.L.P. relating to tax matters.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALERO ENERGY PARTNERS LP

By:	Valero Energy Partners GP LLC, its general partner

By:	/s/ J. Stephen Gilbert
J. Stephen Gilbert
Vice President and Secretary

Date: September 16, 2016

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